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                                                                    Exhibit 23

                       Consent of Independent Auditors


We consent to the incorporation by reference in (a) the Registration Statement (Form S-8, No. 33-5874), in Post-Effective Amendment No. 1 to the Registration Statement (Form S-8, No. 2-91176), the Registration Statement (Form S-8,
No. 33-28808) and in the related prospectuses, each pertaining to the CoreStates Financial Corp Long-Term Incentive Plan, (b) the Registration Statement (Form S-8, No. 33-32934) and prospectus relating to the CoreStates Savings Plan, (c) the Registration Statement (Form S-8, No. 33-50324) pertaining to the
CoreStates Financial Corp 1992 Long-Term Incentive Plan, (d) the Registration Statement (Form S-3, No. 33-57034) and prospectus and prospectus supplement pertaining to $1,000,000,000 in aggregate amount of Debt Securities issuable by CoreStates Capital Corp and the related guarantees of the Corporation, and Preferred Stock, Depository Shares, Common Stock, and Capital Securities, issuable by the Corporation, (e) the Registration Statement (Form S-4,
No. 33-7286) and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock options and Convertible Subordinated Debentures, the obligations in respect to which were assumed by the Corporation in connection with the acquisition of New Jersey National Corporation, (f) the Registration Statement (Form S-4, No. 33-31896) and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock options and stock appreciation rights and outstanding 5-1/2% Convertible Subordinated Debentures, the obligations in respect to which were assumed by the Corporation in connection with the acquisition of First Pennsylvania Corporation, (g) the Registration Statement (Form S-4,
No. 33-48422) and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock options, the obligations in respect to which were assumed by the Corporation in connection with the acquisition of First Peoples Corporation, (h) the Registration Statement (Form S-3,
No. 33-40717) and prospectus relating to shares of the Corporation Common Stock issuable pursuant to the CoreStates Dividend Reinvestment and Share Purchase Plan, and (i) the Registration Statement (Form S-4, No. 33-51429) and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock options, the obligation in respect to which were assumed by the Corporation in connection with the acquisition of Constellation Bancorp, of our report dated February 1, 1994, with respect to the consolidated financial statements of CoreStates Financial Corp incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1993.

                                             /s/Ernst & Young

Philadelphia, Pennsylvania
March 28, 1994